ASSETS TRANSFER AGREEMENT

Transferor (Party A): Fuqing State-Owned Assets Management & Investment Corp.
Transferee (Party B): Fuqing Guanwei Plastic Industrial Co. Ltd.

In compliance with the summary of No. 23 Mayor's conference minutes of Fuqing City Government, the assets Tianxiang Corp. used to clear its outstanding tax is transferred to Fuqing State-Owned Assets Management & Investment Corp., the assets belonged to Taicheng Feedstuff Wholesale Center which was a subsidiary of Tianxiang Corp. is appraised and auctioned and transferred to Fujian Shuangfeng Light Industry Corp., due to the shortage of capital of Fujian Shuangfeng Light Industry Corp., Fuqing's mayor conference agreed that the assets auctioned to Fujian Shuangfeng Light Industry Corp. will now be transferred to Fuqing Guanwei Plastic Industrial Co. Ltd.

In compliance with related laws and regulation, both parties agree to the following terms regarding the transfer of assets belonged to Taicheng Feedstuff Wholesale Center base on the friendly negotiation.

(1) Status of transferring assets

The asset is located at Taicheng, Honglu County, Fuqing City, the ownership before transfer is to Tianxiang Taicheng Feedstuff Wholesale Center. Asset includes land 74.22 acres, of which 61.77 acres had been approved and 12.45 acres had been confiscated and waiting for the approval. Building area is 8330 square meters and there are several air conditionings attached to the building. The usage of this land is for industrial purpose, usage right of land and property ownership certificate have not been issued. The area of land and building are in accordance with government agencies' certificates/documents.

(2) Leasing status of the transferring assets

1. 3 aces outside the west fence is not leasing to Shen Jiansheng as bunker, the annual leasing is RMB 3,000 and Shen Jiansheng had made the payment to Tianxiang Taicheng, the payments covers the leasing from March 19, 2004 to March 18, 2005. At the expiration, the transferee is entitled to decide whether or not to extend the leasing
2. 169 square meters land outside northeast fence is leased to China Mobile Fuqing Branch for the base. Leasing period is 15 years from January 1, 2000 to December 31, 2014. Total leasing fee is RMB 20,000, which had been collected by Tianxiang Taicheng. This leasing contract shall be inherited by transferee unconditionally and the leasing payment of RMB 13,300 which covers the period from January 1, 2005 to December 31, 2014 shall be reimbursed to transferee by Tianxiang Taicheng

(3) Transferring price

Transferor (Party A) transfers the assets as described in herein above to transferee (Party B) at RMB 8,300,000

(4) Payment

Transferee (Party B) shall make the payment of RMB 7,300,000 at the execution of this agreement

and the residual RMB 1,000,000 shall be cleared as in compliance with Party B's commitment letter and pledged with Ownership of Land certificate and Property Ownership certificate

(5) Title transfer of assets

1. Handover: within 5 days of receiving the first payment of RMB 7,300,000 by transferee (Party B), transferor (Party A) shall handover the assets to Party B. The execution of this agreement will be regarded as handover the assets
2. Title transfer: title of the assets will be directly transferred to transferee (Party B) according to mayor's conference minutes, transferor (Party A) is responsible to obtain the land ownership certificate and property ownership certificate

(6) Expenses incurred

During the transfer, transferor (Party A) is responsible for all the tax and expenses incurred except the land trade-off tax and building trade-off tax which will be covered by transferee (Party B)

(7) Breach of contract

Any breaching party shall be claimed responsibilities, if the breach caused the financial loss to the other party, the default party shall take the full responsibility for the other party's financial loss and shall compensate the other party in full

(8) Others

1. This agreement comes in to effective after both parties and the witness execute and seal
2. Two parties can make the supplementary agreement for the unsettled issues
3. Two parties shall negotiate the solutions if any conflicts rise
4. This agreement is in triplicate, transferor (Party A), transferee (Party B) and witness will hold one each

Party A: Fuqing State-Owned Assets Management & Investment Corp.
Party B: Fuqing Guanwei Plastic Industrial Co. Ltd.
Witness: Fujian Lipu Auctioning Corp.

Agreement date: January 11, 2006